Exhibit 99.1

SAB Biotherapeutics Announces Departure of Chief Financial Officer

May 30, 2024

MIAMI, Fla. May 30, 2024 -- SAB Biotherapeutics (Nasdaq: SABS) (the “Company” or “SAB”), a clinical-stage biopharmaceutical company with a novel immunotherapy platform developing a human anti-thymocyte immunoglobulin (hIgG) for delaying the onset or progression of T1D, today announced that effective June 4, its Chief Financial Officer Michael King will be departing the company to accept a role as CEO at a privately-held oncology company. He will continue as an advisor to SAB through the end of the year.

The SAB Board of Directors has launched a formal search process to identify Mr. King’s permanent replacement. While this search is underway, Mark Conley, SAB’s current Vice President of Finance and an industry veteran with 38 years of biotech finance and accounting experience, will continue supporting SAB as Interim CFO.

“Mike has been an outstanding partner as we continue to grow the Company, and we wish him the best in his next role,” said Samuel J. Reich, Chairman and CEO. “As we begin our search, I’m very optimistic about the future of SAB as we continue expanding our clinical program to pioneer our disease-modifying therapy for type 1 diabetes.”

“I want to thank SAB, its board and employees for the opportunity to work together and I look forward to my role as an advisor moving forward,” added Michael King. “I hold SAB’s mission in high regard and look forward to charting the Company’s success and potential impact on patients as SAB-142 advances.”

Outlook

The Company confirmed its outlook for fiscal year 2024, as previously disclosed in its May 20, 2024 first quarter earnings press release as well as confirmed its upcoming milestones including a topline data readout from its Phase 1 study of its lead candidate, SAB-142.

About SAB Biotherapeutics, Inc.

SAB Biotherapeutics (SAB) is a clinical-stage biopharmaceutical company focused on developing human, multi- targeted, high-potency immunoglobulins (IgGs), without the need for human donors or convalescent plasma, to treat and prevent immune and autoimmune disorders. The Company’s lead asset, SAB-142, targets T1D with a disease-modifying therapeutic approach that aims to change the treatment paradigm by delaying onset and potentially preventing disease progression. Using advanced genetic engineering and antibody science to develop Transchromosomic (Tc) Bovine™, the only transgenic animal with a human artificial chromosome, SAB’s DiversitAb™ drug development production system is able to generate a diverse repertoire of specifically targeted, high-potency, human IgGs that can address a wide range of serious unmet needs in human diseases without the need for convalescent plasma or human donors. For more information on SAB, visit: www.SAB.bio and follow SAB on LinkedIn.

Forward-Looking Statements

Certain statements made in this current report that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform

Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “to be,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including, the development and efficacy of our T1D program and other discovery programs.

These statements are based on the current expectations of SAB and are not predictions of actual performance, and are not intended to serve as, and must not be relied on, by any investor as a guarantee, prediction, definitive statement, or an assurance, of fact or probability. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties and other factors which may be beyond our control. Actual events and circumstances are difficult or impossible to predict, and these risks and uncertainties may cause our or our industry’s results, performance, or achievements to be materially different from those anticipated by these forward-looking statements. A further description of risks and uncertainties can be found in the sections captioned “Risk Factors” in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, as may be amended or supplemented from time to time, and other filings with or submissions to, the U.S. Securities and Exchange Commission, which are available at https://www.sec.gov/. Except as otherwise required by law, SAB disclaims any intention or obligation to update or revise any forwardlooking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

CONTACTS

Media Relations:

khollon@sab.bio

Investor Relations:

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

Chris Calabrese

LifeSci Advisors

ccalabrese@lifesciadvisors.com